UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2020 (May 19, 2020)

HELIX ENERGY SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Minnesota		001-32936	95-3409686
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North
Suite 400
Houston,	Texas	77043
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 281-618-0400
NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HLX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements

On May 19, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Helix Energy Solutions Group, Inc. (“Helix” or “our”) approved voluntary temporary reductions in base salary for each of the continuing executive officers of Helix listed in the “Summary Compensation Table” in Helix’s proxy statement (the “Proxy Statement”) for its 2020 Annual Meeting of Shareholders (our “2020 Annual Meeting”) as a named executive officer (the “Named Executive Officers”).

The salary reductions equal ten percent (10%) of the amount of base salary that would have been paid to each of the Named Executive Officers, except that, in the case of Mr. Kratz, our President and Chief Executive Officer, the reduction percentage equals twenty-five percent (25%). The salary reductions will be effective as of June 1, 2020 and are scheduled to last for the remainder of 2020, with that decision to be reviewed by the Committee on at least a quarterly basis during the period of the reductions.

In connection with these temporary salary reductions, each of the Named Executive Officers, with the approval of the Committee, entered into substantially similar amendments to their respective employment agreements (collectively, the “Amendments”) to reflect the temporary salary reductions. The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached hereto as exhibits and incorporated herein by reference.

In order to align the compensation of Helix’s Board with these salary reductions, the Board agreed to twenty percent (20%) reductions in its members’ annual Board cash retainers and the annual cash retainer paid to the Chairman of the Board for such service. These reductions will be effective as of June 1, 2020 and are scheduled to last for the remainder of 2020, with that decision to be reviewed on at least a quarterly basis during the period of the reductions.

Helix, the Named Executive Officers and the Board voluntarily undertook these reductions during this critical period due to the business and financial impact of the current volatility in oil prices and the overall energy market, as well as the ongoing global health pandemic, on our shareholders and employees.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Helix held our 2020 Annual Meeting on May 20, 2020. Three proposals, as described in the Proxy Statement, were voted upon at the meeting. The following is a brief description of the matters voted upon and the final voting results:

●     Election of Director Nominees.

Director	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Amy H. Nelson	125,973,937	1,537,995	—	10,614,625
William L. Transier	121,174,929	6,337,003	—	10,614,625

Each of the directors received the affirmative vote of a plurality (as well as a majority) of the shares cast and were elected as Class III directors to the Board to serve a three-year term expiring at the annual meeting of shareholders in 2023 or, if at a later date, until their respective successor is elected and qualified.

●     Proposal to ratify the selection of KPMG LLP as Helix’s independent registered public accounting firm for 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
137,866,209	71,326	189,022	—

This proposal received a majority of the votes cast; accordingly, our shareholders ratified the selection of KPMG LLP as Helix’s independent registered public accounting firm for 2020.

●     Approval, on a non-binding advisory basis, of the 2019 compensation of our named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
125,586,597	1,618,351	306,984	10,614,625

This proposal received a majority of the votes cast; accordingly our shareholders approved, on a non-binding advisory basis, the 2019 compensation of our named executive officers.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	First Amendment to Employment Agreement between Helix Energy Solutions Group, Inc. and Owen Kratz effective May 22, 2020.
10.2	First Amendment to Employment Agreement between Helix Energy Solutions Group, Inc. and Scotty Sparks effective May 22, 2020.
10.3	First Amendment to Employment Agreement between Helix Energy Solutions Group, Inc. and Erik Staffeldt effective May 22, 2020.
10.4	First Amendment to Employment Agreement between Helix Energy Solutions Group, Inc. and Ken Neikirk effective May 22, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 22, 2020

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Kenneth E. Neikirk
Kenneth E. Neikirk
Senior Vice President, General Counsel and Corporate Secretary